EXHIBIT 99.1
Spirit Airlines Reports Third Quarter 2022 Results

MIRAMAR, Fla., October 26, 2022 - Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today reported third quarter 2022 financial results.
Ended the third quarter 2022 with $1.3 billion of unrestricted cash, cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility.

	As Reported
		(unaudited)
	Third Quarter 2022	Third Quarter 2021	Third Quarter 2019

Total operating revenues	$1,343.2 million	$922.6 million	$992.0 million
Pre-tax income (loss)	$(48.9) million	$(17.0) million	$109.0 million
Pre-tax margin	(3.6)%	(1.8)%	11.0%
Net income (loss)	$(36.4) million	$14.8 million	$83.5 million
Diluted earnings (loss) per share	$(0.33)	$0.14	$1.22

	Adjusted[1]
	Third Quarter 2022	Third Quarter 2021	Third Quarter 2019

Total operating revenues	$1,343.2 million	$922.6 million	$992.0 million
Adj. Pre-tax income (loss)	$(1.2) million	$(102.2) million	$122.4 million
Adj. Pre-tax margin	(0.1)%	(11.1)%	12.3%
Adj. Net income (loss)	$3.6 million	$(79.6) million	$93.8 million
Adj. Net income (loss) per share, diluted	$0.03	$(0.73)	$1.37

"The business performed well against a set of negative headwinds during the third quarter 2022, including much higher fuel costs, Hurricane Ian, and Florida capacity constraints. Strong demand and sound revenue management coupled with excellent operational reliability and overall cost management helped mitigate the impacts of these headwinds. There is still much work to do to return to full utilization and normalized margins, but we remain confident we can reach both of those targets by mid-year 2023,” said Ted Christie, Spirit’s President and Chief Executive Officer. "Looking ahead to the fourth quarter 2022, leisure demand remains strong and we expect unit revenue in the fourth quarter to be up 15.0 percent to 16.5 percent on 24.5 percent more capacity, compared to the fourth quarter 2019.”

"For the third quarter 2022, our team achieved a record2 third quarter DOT on-time performance of 79.5 percent and did so despite operational impacts from Hurricane Ian. I want to thank and acknowledge our entire team for caring for our Guests and each other and for doing a great job mitigating the operational impacts from Hurricane Ian. Our heartfelt thoughts go out to all those in our home state still suffering from the devastating impacts of Hurricane Ian."
The Company believes that providing analysis of financial and operational performance compared to third quarter 2019 is a more relevant measure of performance than comparing to third quarter 2021 due to the severe impacts from the COVID-19 pandemic on the Company's financial results and operational performance for 2021.

Third Quarter 2022 Financial Results
For the third quarter 2022, Spirit reported a net loss of $36.4 million, or a net loss of $0.33 per diluted share. Excluding special items, adjusted net income for the third quarter 2022 was $3.6 million1, or an adjusted net income of $0.03 per diluted share1.

For the third quarter 2022, Spirit reported a pre-tax loss of $48.9 million and a pre-tax margin of negative 3.6 percent. Adjusted pre-tax loss for the third quarter was $1.2 million1 and adjusted pre-tax margin was negative 0.1 percent1.

The Company cancelled approximately 550 flights and 400 flights in September and October, respectively, related to Hurricane Ian. The Company estimates the decrease in operating income attributable to the direct impact from the hurricane was approximately $5 million in the third quarter and will be approximately $5 million in the fourth quarter 2022. In addition, the Company saw some softness in bookings to Florida destinations as well as to Myrtle Beach in early October immediately following the hurricane and estimates this will negatively impact fourth quarter 2022 revenue by an additional $3 million to $5 million.
Total operating revenues for the third quarter 2022 were $1.3 billion, an increase of 35.4 percent compared to the third quarter 2019 primarily due to increased flight volume and higher operating yields. Total revenue per ASM ("TRASM") was 11.07 cents, up 19.3 percent compared to third quarter 2019 on 13.5 percent more capacity.

On a per passenger flight segment basis, compared to the same period in 2019, total revenue per passenger flight segment ("segment") for the third quarter 2022 increased 22.2 percent to $134.59. Compared to the third quarter 2019, fare revenue per segment increased 23.2 percent to $67.52 and non-ticket revenue per segment increased 21.1 percent to $67.073.
Cost Performance
Total GAAP operating expenses for the third quarter 2022 increased 59.1 percent compared to the third quarter 2019 to $1,379.6 million. Adjusted operating expenses for the third quarter 2022 increased 56.0 percent compared to the third quarter 2019 to $1,331.8 million4. Compared to the third quarter 2019, these increases were primarily driven by increases in flight volume, additional aircraft, higher fuel prices and inflationary wage pressures.

Aircraft utilization in the third quarter 2022 was 10.6 hours, down 15.2 percent compared to the 12.5 hours in the same period of 2019. Continued constraint on flights to and from Florida and staffing challenges are the primary limitations on Spirit's ability to optimize its network and operate its fleet at full utilization.

“The constraints limiting our ability to optimize our network continue to be a headwind to reaching full utilization; that said, our team is doing a great job running a reliable, on-time operation and minimizing the impacts of these constraints. Despite the large number of aircraft deliveries over the next few months, we remain confident we will continue to see gradual improvement in fleet utilization in the fourth quarter and throughout the first half of next year, reaching full utilization around mid-summer 2023," said Scott Haralson, Spirit's Chief Financial Officer.

Fleet
Spirit took delivery of four new A320neo aircraft during the third quarter 2022. The Company ended the quarter with 184 aircraft in its fleet, an increase of 35.3 percent since the end of third quarter 2019.

Liquidity and Capital Deployment
Spirit ended third quarter 2022 with unrestricted cash, cash equivalents, short-term investment securities and liquidity available under the Company's revolving credit facility of $1.3 billion.

Total capital expenditures, including net pre-delivery purchase deposits, for the nine months ended September 30, 2022, were $190.4 million, primarily related to the purchase of spare parts, including three spare engines, two flight simulators, and expenditures related to the building of Spirit's new facilities in Dania Beach, Florida.

Forward Looking Guidance
The fourth quarter and full year 2022 guidance items provided in this release are based on the Company's current estimates and are not a guarantee of future performance. There could be significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the Securities and Exchange Commission. Spirit undertakes no duty to update any forward-looking statements or estimates.

Adjusted operating expenses and adjusted operating margin are non-GAAP financial measures, which are provided on a forward-looking basis. The Company does not provide a reconciliation of non-GAAP forward-looking measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Fourth Quarter 2022E
Adjusted Operating expenses ($Millions)(1)	$1,365 to $1,375
Adjusted Operating margin (%)(1)	1% to 3%
Fuel cost per gallon ($)(2)	$3.55
Fuel gallons (Millions)	141.6
Total other (income) expense ($Millions)(3)	$22
Effective tax rate(1)	21%
Diluted share count (Millions)(4)	108.9 or 111.3

Full Year 2022E
Total capital expenditures ($Millions)(5)
Pre-delivery deposits, net of refunds	$(10)
Aircraft and engine purchases	$30
Other capital expenditures	$240

	1Q2022A	2Q2022A	3Q2022A	4Q2022E
Available Seat Miles % Change vs. 2019	19.2%	9.9%	13.5%	24.5%

(1)Excludes special items which may include loss on disposal of assets, special charges and credits, and other items which are not estimable at this time.
(2)Includes fuel taxes and into-plane fuel cost.
(3)Includes interest expense, capitalized interest, Interest income, and other income and expense. Excludes any potential change in the mark to market adjustment related to the derivative portion of the 2026 Convertible Notes.
(4)In periods where the amount of 2025 Convertible Notes (the “Notes”) outstanding remains unchanged from the third quarter 2022 and the Company is profitable, the Notes could have a dilutive impact of approximately 2.0 million on the weighted average diluted shares outstanding. If adjusted net income plus interest on the Notes, net of income tax, divided by the weighted average diluted shares including the 2.0 million shares is found to be anti-dilutive, the shares related to the Notes will not be included in the weighted average diluted share count. In addition, if the Company is profitable, the dilutive impact, if any, from outstanding equity awards and warrants will also impact the weighted average diluted shares outstanding. The Treasury Stock Method will be used to determine the dilutive impact. of any outstanding equity awards and warrants. For the full year 2022, the Company estimates its weighted average diluted share count will be 108.8 million.
(5)Total capital expenditures assumes all new aircraft deliveries are either delivered under direct leases or financed through sale-leaseback transactions.

Third Quarter 2022 Highlights
•Entered into a definitive merger agreement with JetBlue Airways Corporation ("JetBlue") to create the most compelling national low-fare challenger to the dominant U.S. carriers (subject to regulatory approval)
•Opened new Pilot and Flight Attendant crew bases in Atlanta, Georgia and Miami, Florida and announced it will be adding a new Pilot and Flight Attendant base in Houston, Texas
•Opened an aircraft maintenance facility at George Bush Intercontinental Airport to help maintain and service its growing fleet
•Announced it will be expanding its network by adding service to San Antonio, Texas in November 2022
•Initiated service to Albuquerque, New Mexico, Reno, Nevada, and Boise, Idaho and resumed service to Managua, Nicaragua
•As part of its continued commitment to support service members, the Spirit Airlines Charitable Foundation partnered with Honor Flight South Florida to fly 72 veterans in an all-inclusive trip to visit memorials and military landmarks in Washington, D.C. and donated over $150,000 to various other organizations making a meaningful social impact in the communities where we live and work, including supporting the Red Cross in the Hurricane Ian recovery efforts

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, October 27, 2022, at 10:00 a.m. Eastern US Time. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under "Events & Presentations" for 60 days.

Merger Agreement with JetBlue
On October 19, 2022, Spirit stockholders voted to approve the merger agreement between Spirit and JetBlue that was entered into on July 28, 2022. The completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals. Spirit and JetBlue expect to conclude the regulatory process and close the transaction no later than the first half of 2024.

Spirit Airlines
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky. We are the leader in providing customizable travel options starting with an unbundled fare. This allows our Guests to pay only for the options they choose — like bags, seat assignments and refreshments — something we call À La Smarte. We make it possible for our Guests to venture further and discover more than ever before. Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S. We serve destinations throughout the U.S., Latin America and the Caribbean and are dedicated to giving back and improving those communities. Come save with us at spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income (Loss) to GAAP Net Income (Loss)" tables below for more details.
(2) Results are based on preliminary data compared to major and regional U.S. airlines. Spirit's record third quarter 2022 on-time performance omitted third quarter 2020, which was a reduced schedule due to the industry-wide capacity drawdown during that period.
(3) See "Calculation of Total Non-Ticket Revenue per Passenger Flight Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses" table below for more details.
Forward Looking Statements
Forward-Looking Statements in this report and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section

27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, guidance for 2022 and statements regarding the Company's intentions and expectations regarding revenues, cash burn, capacity and passenger demand, additional financing, capital spending, operating costs and expenses, pre-tax income, pre-tax margin, taxes, hiring, aircraft deliveries and stakeholders, vendors and government support. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the extent of the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel, restrictions on the Company’s business by accepting financing under the CARES Act and other related legislation, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior, the consummation of the merger with JetBlue and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

The Company does not provide a reconciliation of forward-looking measures on a forward-looking basis where the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items included in/excluded from the non-GAAP financial measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Non-GAAP forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

SPIRIT AIRLINES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Percent Change
	September 30,
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$1,322,079	$907,232	$973,353	45.7	35.8
Other	21,100	15,399	18,615	37.0	13.3
Total operating revenues	1,343,179	922,631	991,968	45.6	35.4

Operating expenses:
Salaries, wages and benefits	311,957	277,372	224,069	12.5	39.2
Aircraft fuel	508,496	259,618	253,847	95.9	100.3
Landing fees and other rents	95,174	77,703	69,142	22.5	37.7
Depreciation and amortization	78,184	74,260	57,712	5.3	35.5
Aircraft rent	75,332	65,873	40,026	14.4	88.2
Maintenance, materials and repairs	45,126	41,183	36,152	9.6	24.8
Distribution	47,385	36,085	39,160	31.3	21.0
Loss on disposal of assets	9,374	532	13,410	NM	(30.1)
Special charges (credits)	38,359	(85,775)	—	NM	NM
Other operating	170,182	161,785	133,769	5.2	27.2
Total operating expenses	1,379,569	908,636	867,287	51.8	59.1

Operating income (loss)	(36,390)	13,995	124,681	(360.0)	(129.2)

Other (income) expense:
Interest expense	23,708	35,709	25,138	(33.6)	(5.7)
Capitalized interest	(5,964)	(4,677)	(3,400)	27.5	75.4
Interest income	(5,642)	(306)	(6,292)	1,743.8	(10.3)
Other (income) expense	402	271	222	48.3	81.1
Total other (income) expense	12,504	30,997	15,668	(59.7)	(20.2)

Income (loss) before income taxes	(48,894)	(17,002)	109,013	187.6	(144.9)
Provision (benefit) for income taxes	(12,517)	(31,776)	25,549	(60.6)	(149.0)

Net income (loss)	$(36,377)	$14,774	$83,464	(346.2)	(143.6)
Basic earnings (loss) per share	$(0.33)	$0.14	$1.22	(335.7)	(127.0)
Diluted earnings (loss) per share	$(0.33)	$0.14	$1.22	(335.7)	(127.0)

Weighted-average shares, basic	108,853	108,403	68,442	0.4	59.0
Weighted-average shares, diluted	108,853	111,035	68,545	(2.0)	58.8
NM: "Not Meaningful"

SPIRIT AIRLINES, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Nine Months Ended			Percent Change
	September 30,
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$3,619,694	$2,204,074	$2,805,848	64.2	29.0
Other	57,443	39,145	54,872	46.7	4.7
Total operating revenues	3,677,137	2,243,219	2,860,720	63.9	28.5

Operating expenses:
Salaries, wages and benefits	926,481	780,300	644,345	18.7	43.8
Aircraft fuel	1,435,714	617,373	748,489	132.6	91.8
Landing fees and other rents	270,131	231,308	193,502	16.8	39.6
Depreciation and amortization(1)	230,844	222,275	163,351	3.9	41.3
Aircraft rent	210,008	185,296	132,330	13.3	58.7
Maintenance, materials and repairs	136,048	110,725	102,444	22.9	32.8
Distribution	131,460	94,990	115,481	38.4	13.8
Loss on disposal of assets	31,562	1,838	16,873	NM	87.1
Special credits	71,926	(377,715)	—	NM	NM
Other operating(2)	526,151	372,153	367,482	41.4	43.2
Total operating expenses	3,970,325	2,238,543	2,484,297	77.4	59.8

Operating income (loss)	(293,188)	4,676	376,423	(6,370.1)	(177.9)

Other (income) expense:
Interest expense	91,712	120,177	75,375	(23.7)	21.7
Loss on extinguishment of debt	—	331,630	—	NM	NM
Capitalized interest	(16,903)	(14,040)	(8,932)	20.4	89.2
Interest income	(8,670)	(5,050)	(20,282)	71.7	(57.3)
Other (income) expense	1,115	452	599	146.7	86.1
Total other (income) expense	67,254	433,169	46,760	(84.5)	43.8

Income (loss) before income taxes	(360,442)	(428,493)	329,663	(15.9)	(209.3)
Provision (benefit) for income taxes	(76,956)	(43,083)	75,622	78.6	(201.8)

Net income (loss)	$(283,486)	$(385,410)	$254,041	(26.4)	(211.6)
Basic earnings (loss) per share	$(2.61)	$(3.71)	$3.71	(29.6)	(170.4)
Diluted earnings (loss) per share	$(2.61)	$(3.71)	$3.71	(29.6)	(170.4)

Weighted-average shares, basic	108,711	103,851	68,421	4.7	58.9
Weighted-average shares, diluted	108,711	103,851	68,561	4.7	58.6

NM: "Not Meaningful"

(1)2021 includes amounts related to accelerated depreciation. See Special Items table for more details.
(2)2021 includes federal excise tax recovery amounts. See Special Items table for more details.

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended September 30,			Percent Change
Operating Statistics	2022	2021	2019		2022 vs. 2021		2022 vs. 2019
Available seat miles (ASMs) (thousands)	12,131,033	11,059,710	10,686,246		9.7%		13.5%
Revenue passenger miles (RPMs) (thousands)	10,104,170	8,579,489	9,057,574		17.8%		11.6%
Load factor (%)	83.3	77.6	84.8	5.7	pts	(1.5)	pts
Passenger flight segments (thousands)	9,980	8,319	9,004		20.0%		10.8%
Departures	66,745	59,419	59,314		12.3%		12.5%
Total operating revenue per ASM (TRASM) (cents)	11.07	8.34	9.28		32.7%		19.3%
Average yield (cents)	13.29	10.75	10.95		23.6%		21.4%
Fare revenue per passenger flight segment ($)	67.52	50.61	54.80		33.4%		23.2%
Non-ticket revenue per passenger flight segment ($)	67.07	60.30	55.37		11.2%		21.1%
Total revenue per passenger flight segment ($)	134.59	110.91	110.17		21.4%		22.2%
CASM (cents)	11.37	8.22	8.12		38.3%		40.0%
Adjusted CASM (cents) (1)	10.98	8.99	7.99		22.1%		37.4%
Adjusted CASM ex-fuel (cents) (1)(2)	6.79	6.64	5.61		2.3%		21.0%
Fuel gallons consumed (thousands)	133,140	121,126	122,072		9.9%		9.1%
Average fuel cost per gallon ($)	3.82	2.14	2.08		78.5%		83.7%
Aircraft at end of period	184	168	136		9.5%		35.3%
Average daily aircraft utilization (hours)	10.6	10.4	12.5		1.9%		(15.2)%
Average stage length (miles)	989	1,010	979		(2.1)%		1.0%

	Nine Months Ended September 30,			Percent Change
Operating Statistics	2022	2021	2019		2022 vs. 2021		2022 vs. 2019
Available seat miles (ASMs) (thousands)	35,696,476	29,262,614	31,291,168		22.0%		14.1%
Revenue passenger miles (RPMs) (thousands)	29,346,890	22,962,872	26,348,093		27.8%		11.4%
Load factor (%)	82.2	78.5	84.2	3.7	pts	(2.0)	pts
Passenger flight segments (thousands)	28,204	22,177	25,777		27.2%		9.4%
Departures	190,851	153,405	170,006		24.4%		12.3%
Total operating revenue per ASM (TRASM) (cents)	10.30	7.67	9.14		34.3%		12.7%
Average yield (cents)	12.53	9.77	10.86		28.2%		15.4%
Fare revenue per passenger flight segment ($)	63.68	43.51	55.30		46.4%		15.2%
Non-ticket revenue per passenger flight segment ($)	66.70	57.64	55.68		15.7%		19.8%
Total revenue per passenger flight segment ($)	130.38	101.15	110.98		28.9%		17.5%
CASM (cents)	11.12	7.65	7.94		45.4%		40.1%
Adjusted CASM (cents) (1)	10.83	8.93	7.89		21.3%		37.3%
Adjusted CASM ex-fuel (cents) (1)(2)	6.81	6.82	5.49		(0.1)%		24.0%
Fuel gallons consumed (thousands)	388,027	311,874	354,347		24.4%		9.5%
Average fuel cost per gallon ($)	3.70	1.98	2.11		86.9%		75.4%
Average daily aircraft utilization (hours)	10.7	9.3	12.4		15.1%		(13.7)%
Average stage length (miles)	1,019	1,018	1,003		0.1%		1.6%

(1)Excludes operating special items. In prior periods, we excluded supplemental rent adjustments related to the modification of aircraft or engine leases from our non-GAAP measures. However, we no longer exclude supplemental rent adjustments and, as such, Adjusted CASM and Adjusted CASM ex-fuel shown above for 2019 and 2021 have been revised to reflect this change.
(2)Excludes fuel expense and operating special items.

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including Adjusted operating expenses, Adjusted operating income (loss), Adjusted operating margin, Adjusted pre-tax income (loss), Adjusted pre-tax margin, Adjusted net income (loss), Adjusted diluted earnings (loss) per share and Adjusted CASM. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and other filings with the Securities and Exchange Commission in their entirety and not to rely on any single financial measure.

The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release (other than forward-looking non-GAAP financial measures) to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Per unit amounts presented are calculated from the underlying amounts.

The Company believes that adjusting for loss on disposal of assets, special charges (credits), federal excise tax recovery adjustments and accelerated asset retirements is useful to investors because these items are not indicative of the Company’s ongoing performance and the adjustments are similar to those made by our peers and allow for enhanced comparability to other airlines. In prior periods, we excluded supplemental rent adjustments related to the modification of aircraft or engine leases from our non-GAAP measures. However, we no longer exclude supplemental rent adjustments and, as such, non-GAAP measures for 2019 and 2021 have been revised to reflect this change and no longer exclude any previously reported supplemental rent adjustments.

Operating expenses per available seat mile (“CASM”) is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. We exclude aircraft fuel and related taxes and special items from operating expenses to determine Adjusted CASM ex-fuel. We also believe that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence and increases comparability with other airlines that also provide a similar metric.

Calculation of Total Non-Ticket Revenue per Passenger Flight Segment
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands, except per-segment data)	2022	2021	2019	2022	2021	2019
Operating revenues
Fare	$673,848	$421,015	$493,376	$1,796,044	$964,993	$1,425,417
Non-fare	648,231	486,217	479,977	1,823,650	1,239,081	1,380,431
Total passenger revenues	1,322,079	907,232	973,353	3,619,694	2,204,074	2,805,848
Other revenues	21,100	15,399	18,615	57,443	39,145	54,872
Total operating revenues	$1,343,179	$922,631	$991,968	$3,677,137	$2,243,219	$2,860,720

Non-ticket revenues (1)	$669,331	$501,616	$498,592	$1,881,093	$1,278,226	$1,435,303

Passenger segments	9,980	8,319	9,004	28,204	22,177	25,777

Non-ticket revenue per passenger flight segment ($)	$67.07	$60.30	$55.37	$66.70	$57.64	$55.68

(1)Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited) (1)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(in thousands)	2022	2021		2019	2022	2021	2019
Operating special items include the following:
Accelerated depreciation (2)	$—	$—		$—	$—	$3,542	$—
Federal excise tax recovery (3)	—	—		—	—	(2,197)	—
Loss on disposal of assets (4)	9,374	532		13,410	31,562	1,838	16,873
Operating special expense (credit) (5)	38,359	(85,775)		—	71,926	(377,715)	—
Total operating special items	$47,733	$(85,243)		$13,410	$103,488	$(374,532)	$16,873

Non-operating special items include the following:
Loss on extinguishment of debt (6)	—	—	0	—	—	331,630	—
Total non-operating special items	$—	$—		$—	$—	$331,630	$—

Total special items (1)	$47,733	$(85,243)		$13,410	$103,488	$(42,902)	$16,873

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)2021 includes amounts related to the accelerated depreciation on current aircraft seats related to the retrofit of 36 aircraft with new Acro6 seats.
(3)2021 includes amounts related to out-of-period interrupted trip expense credits recognized in connection with Federal Excise Tax recovery.
(4)2022 includes amounts related to the loss on eleven aircraft sale leaseback transactions and the impairment of one spare engine. 2021 includes amounts related to the loss on three aircraft sale-leaseback transaction completed during second and third quarters 2021, the sale of auxiliary power units and the disposal of excess and obsolete inventory. 2019 includes amounts primarily related to the disposal of excess and obsolete inventory.
(5)2022 includes legal, advisory, and other fees related to the former Agreement and Plan of Merger with Frontier Group Holdings, Inc. and Top Gun Acquisition Corp. (the “Frontier Merger Agreement”), the unsolicited proposal by JetBlue to acquire all of the Company's outstanding shares in an all-cash transaction, and the Agreement and Plan of Merger with JetBlue and Sundown Acquisition Corp. (the "JetBlue Merger Agreement"). In addition, 2022 includes costs associated with the retention bonus program under the Frontier Merger Agreement and the JetBlue Merger Agreement. 2021 includes amounts related to the grant component of the PSP2 and PSP3 agreements with the Treasury and to the CARES Act Employee Retention credit; partially offset by amounts recorded in connection with the rehire of Team Members previously terminated under the Company's involuntary employee separation program but which were rehired in compliance with the restrictions mandated by the Company's participation in the PSP2 and PSP3 programs.
(6)2021 includes amounts primarily related to the premiums paid to early extinguish a portion of the Company's 2025 Convertible Notes and the 8.00% Senior Secured Notes. In addition, it includes the write-off of related deferred financing costs and original issuance discount.

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands, except CASM data in cents)	2022	2021	2019	2022	2021	2019
Total operating expenses, as reported	$1,379,569	$908,636	$867,287	$3,970,325	$2,238,543	$2,484,297
Less: Operating special items expense (credit)	47,733	(85,243)	13,410	103,488	(374,532)	16,873
Adj. Operating expenses, non-GAAP (1)	1,331,836	993,879	853,877	3,866,837	2,613,075	2,467,424
Less: Aircraft fuel expense	508,496	259,618	253,847	1,435,714	617,373	748,489
Adj. Operating expenses excluding fuel, non-GAAP (2)	$823,340	$734,261	$600,030	$2,431,123	$1,995,702	$1,718,935

Available seat miles	12,131,033	11,059,710	10,686,246	35,696,476	29,262,614	31,291,168

CASM (cents)	11.37	8.22	8.12	11.12	7.65	7.94
Adj. CASM (cents) (1)	10.98	8.99	7.99	10.83	8.93	7.89
Adj. CASM ex-fuel (cents) (2)	6.79	6.64	5.61	6.81	6.82	5.49

(1)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Excludes operating special items and aircraft fuel expense. Refer to the section "Non-GAAP Financial Measures" for additional information.

Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands)	2022	2021	2019	2022	2021	2019
Provision (benefit) for income taxes, as reported	$(12,517)	$(31,776)	$25,549	$(76,956)	$(43,083)	$75,622
Less: Net Income (loss) tax impact of special items	(7,720)	(9,149)	(3,073)	(26,808)	57,106	(3,875)
Adj. Provision (benefit) for income taxes, net, non-GAAP (1)	$(4,797)	$(22,627)	$28,622	$(50,148)	$(100,189)	$79,497

(1)The Company determined the Adjusted Provision (Benefit) for Income Taxes by calculating our estimated annual effective tax rate on adjusted pre-tax income and applying it to Adjusted Income (Loss) Before Income Taxes, before giving effect to discrete items. Book tax rates were impacted by the exclusion in taxable income of the derivative mark to market credit recorded in the third quarter 2022 related to the 2026 Convertible Notes.

Reconciliation of Adjusted Net Income (Loss), Adjusted Pre-Tax Income (Loss), and Adjusted Operating Income (Loss) to GAAP Net Income (Loss) (unaudited) (1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(in thousands, except per-share data)	2022	2021	2019	2022	2021	2019
Net income (loss), as reported	$(36,377)	$14,774	$83,464	$(283,486)	$(385,410)	$254,041
Add: Provision (benefit) for income taxes	(12,517)	(31,776)	25,549	(76,956)	(43,083)	75,622
Income (loss) before income taxes, as reported	(48,894)	(17,002)	109,013	(360,442)	(428,493)	329,663
Pre-tax margin	(3.6)%	(1.8)%	11.0%	(9.8)%	(19.1)%	11.5%
Add: Special items expense (credit) (2)	47,733	(85,243)	13,410	103,488	(42,902)	16,873
Adj. Income (loss) before income taxes, non-GAAP (3)	(1,161)	(102,245)	122,423	(256,954)	(471,395)	346,536
Adj. Pre-tax margin, non-GAAP (3)	(0.1)%	(11.1)%	12.3%	(7.0)%	(21.0)%	12.1%
Add: Adj. total other (income) expense (4)	12,504	30,997	15,668	67,254	101,539	46,760
Adj. Operating income (loss), non-GAAP (5)	11,343	(71,248)	138,091	(189,700)	(369,856)	393,296
Adj. Operating margin, non-GAAP (5)	0.8%	(7.7)%	13.9%	(5.2)%	(16.5)%	13.7%

Adj. Provision (benefit) for income taxes (6)	(4,797)	(22,627)	28,622	(50,148)	(100,189)	79,497
Adj. Net income (loss), non-GAAP (3)	$3,636	$(79,618)	$93,801	$(206,806)	$(371,206)	$267,039

Weighted-average shares, diluted (7)	109,319	108,403	68,545	108,711	103,851	68,561

Adj. Net income (loss) per share, diluted (3)	$0.03	$(0.73)	$1.37	$(1.90)	$(3.57)	$3.89

Total operating revenues	$1,343,179	$922,631	$991,968	$3,677,137	$2,243,219	$2,860,720

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)See "Special Items" for more details.
(3)Excludes operating and non-operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(4)Excludes $331.6M of loss on extinguishment of debt recorded in second quarter 2021.
(5)Excludes operating special items. Refer to the section "Non-GAAP Financial Measures" for additional information.
(6)See "Reconciliation of Adjusted Provision (Benefit) for Income Taxes to GAAP Provision (Benefit) for Net Income" table above for more details.
(7)Third quarter 2022 includes the dilutive impact of outstanding equity awards and warrants. Although the Company was profitable on an adjusted net income basis in the third quarter 2022, the 2025 convertible shares were anti-dilutive and therefore excluded from the weighted-average diluted share count used to calculate adjusted net income per diluted share for the third quarter 2022. Third quarter and full year 2019 includes the dilutive impact from outstanding equity awards.

Reconciliation of Adjusted Net Income per Share to GAAP Net Income per Share (unaudited) (1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(per share)	2022	2021	2019	2022	2021	2019
Net income (loss) per share, diluted, as reported	$(0.33)	$0.14	$1.22	$(2.61)	$(3.71)	$3.71
Add: Impact of special items	0.44	(0.77)	0.20	0.95	(0.41)	0.25
Add: Tax impact of special items (2)	(0.07)	(0.08)	(0.04)	(0.25)	0.55	(0.06)
Add: GAAP to non-GAAP diluted weighted average shares difference	(0.01)	(0.02)	—	—	—	—
Adj. Net income (loss) per share, diluted, non-GAAP (1)	$0.03	$(0.73)	$1.37	$(1.90)	$(3.57)	$3.89

(1)Refer to the section "Non-GAAP Financial Measures" for additional information.
(2)Reflects the difference between the Company's GAAP Provision for Income Taxes and Adjusted Provision for Income Taxes as presented in the Reconciliation of Adjusted Net income to GAAP Net Income, on a per share basis and before discrete items excluded in the Non-GAAP measure.